Exhibit 99.1

Rubicon Reports Second Quarter 2023 Financial Results

Rubicon achieves second consecutive quarter of record Gross Profit at approximately $12 million, more than double Gross Profit in the second quarter of 2022. The Company remains on track to achieve positive Adjusted EBITDA for Q4 2023.

New York, NY – August 8, 2023 – Rubicon Technologies, Inc. (“Rubicon” or the “Company”) (NYSE: RBT), a leading provider of software-based waste, recycling, and fleet operations products for businesses and governments worldwide, today reported financial and operational results for the second quarter of 2023.

Second Quarter 2023 Financial Highlights

●	Revenue was approximately $174.6 million, an increase of $10.0 million or 6.0% compared to $164.6 million in the second quarter of 2022.

●	Gross profit was $11.8 million, an increase of $6.3 million or 116.1% compared to $5.5 million in the second quarter of 2022.

●	Adjusted Gross Profit was approximately $17.9 million, an increase of $5.3 million or 41.4% compared to $12.7 million in the second quarter of 2022.

●	Gross Profit Margin was 6.8%, an increase of 340 bps compared to 3.3% in the second quarter of 2022.

●	Adjusted Gross Profit Margin was 10.3%, an increase of 260 bps compared to 7.7% in the second quarter of 2022.

●	Net loss was $(22.8) million, an improvement of $5.0 million compared to $(27.8) million in the second quarter of 2022.

●	Adjusted EBITDA was a negative $(9.7) million, an improvement of $9.2 million compared to $(18.9) million in the second quarter of 2022.

Operational and Business Highlights

●	Rubicon announced a new, 3-year partnership with Denver, Colorado in June. RUBICONSmartCity™ technology is now powering the City and County of Denver’s entire solid waste and recycling fleet of more than 150 vehicles, digitizing operations and enabling greater efficiency.

●	The Company also announced that RUBICONSmartCity has been successfully deployed in more than 100 cities, including eight of the top 20 U.S. cities by population. This milestone was achieved in just 6 years, with city adoption doubling year-over-year over the last few years.

●	RUBICONConnect™ continues to expand with the addition of, among others, True Food Kitchen and Artisent Floors to the platform. Both companies will experience the full benefits of Rubicon’s digital platform for scalable waste and recycling services which supports their efforts to reduce environmental impact while providing exceptional value and service to their own customers.

●	The Company also secured some notable customer renewals, including a new 5-year extension with Gap, Inc. RUBICONConnect has been deployed at more than 2,000 Gap retail stores across the United States and Canada, including at all of Gap’s lifestyle brands and Gap Outlet and Banana Republic Factory locations. Additionally, Goodyear Tires renewed their contract with Rubicon for a further two years. RUBICONConnect is deployed at more than 800 Goodyear retail and commercial locations across the United States.

“We are excited to announce our second quarter 2023 results, which include a second consecutive quarter of record Adjusted Gross Profit. This outstanding performance is the result of our team’s diligent execution of our Bridge to Profitability plan, and I am pleased to report that we remain on target to achieve positive Adjusted EBITDA for the fourth quarter of this year,” said Phil Rodoni, Chief Executive Officer of Rubicon. “With a solid foundation in place, we are now focused on growth and driving even greater results for the Company and our valued customers.”

Second Quarter Review

Total Revenue in the second quarter of 2023 was approximately $174.6 million, an increase of $10.0 million or 6.0%, compared to the second quarter of 2022. This growth was driven primarily by strength in the RUBICONConnect business, as well as continued growth of the SaaS business.

Gross profit for the second quarter of 2023 was $11.8 million, an increase of $6.3 million or 116.1% compared to $5.5 million in the second quarter of 2022. The growth in gross profit was supported by an increase in the RUBICONConnect business and growth of the SaaS business.

Adjusted Gross Profit in the second quarter of 2023 was approximately $17.9 million, an increase of $5.3 million or 41.4% compared to the second quarter of 2022. The increase in Adjusted Gross Profit was primarily due to positive impacts from actions taken to enhance margins in the RUBICONConnect business and growth in SaaS products.

Net Loss in the second quarter of 2023 was $(22.8) million, an improvement of $5.0 million compared to a Net Loss of $(27.8) million in the second quarter of 2022.

Adjusted EBITDA for the second quarter of 2023 was negative $(9.7) million, an improvement of approximately $9.2 million or a reduction of approximately half of the loss of $(18.9) million in the second quarter of 2022.

Strategic Progress

Moving forward, the Company will remain focused on reaching profitability, making improvements in its leading digital platform and suite of products, and executing its strategic plan in order to achieve its next phase of growth. Having accomplished its initial foundational objectives, Rubicon can now focus on driving profitable growth through customer wallet share expansion, new product offerings, and improved operational efficiency. The Company will provide updates on these efforts in the coming quarters.

Webcast Information

The Rubicon Technologies management team will host a conference call to discuss its second quarter 2023 financial results this afternoon, Tuesday, August 8, 2023, at 5:00 p.m. ET. The call can be accessed via telephone by dialing (929) 203-2112, or toll free at (888) 660-6863, and referencing Rubicon Technologies. A live webcast of the conference will also be available on the Events and Presentations page on the Investor Relations section of Rubicon’s website (https://investors.rubicon.com/events-presentations/default.aspx). Please log in to the webcast or dial in to the call at least 10 minutes prior to the start of the event.

About Rubicon

Rubicon Technologies, Inc. (NYSE: RBT) is a leading provider of software-based waste, recycling, and fleet operations products for businesses and governments worldwide. Striving to create a new industry standard by using technology to drive environmental innovation, the Company helps turn businesses into more sustainable enterprises, and neighborhoods into greener and smarter places to live and work. Rubicon’s mission is to end waste. It helps its partners find economic value in their waste streams and confidently execute on their sustainability goals. To learn more, visit rubicon.com.

Non-GAAP Financial Measures

This earnings release contains “non-GAAP financial measures,” including Adjusted Gross Profit, Adjusted Gross Profit Margin and Adjusted EBITDA, which are supplemental financial measures that are not calculated or presented in accordance with generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies. Definitions of these non-GAAP financial measures, including explanations of the ways in which Rubicon’s management uses these non-GAAP measures to evaluate its business, the substantive reasons why Rubicon’s management believes that these non-GAAP measures provide useful information to investors and limitations associated with the use of these non-GAAP measures, are included under “Use of Non-GAAP Financial Measures” after the tables below. In addition, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included under “Reconciliations of Non-GAAP Financial Measures” after the tables below.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon current expectations, estimates, projections, and assumptions that, while considered reasonable by Rubicon and its management, are inherently uncertain; factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the outcome of any legal proceedings that may be instituted against Rubicon or others following the closing of the business combination; 2) Rubicon’s ability to meet the New York Stock Exchange’s listing standards following the consummation of the business combination; 3) the risk that the business combination disrupts current plans and operations of Rubicon as a result of consummation of the business combination; 4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 5) costs related to the business combination; 6) changes in applicable laws or regulations; 7) the possibility that Rubicon may be adversely affected by other economic, business and/or competitive factors, including the impacts of the COVID-19 pandemic, geopolitical conflicts, such as the conflict between Russia and Ukraine, the effects of inflation and potential recessionary conditions; 8) Rubicon’s execution of anticipated operational efficiency initiatives, cost reduction measures and financing arrangements; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K, Registration Statement on Form S-1, as amended, filed with the SEC, and other documents Rubicon has filed with the SEC. Although Rubicon believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that Rubicon presently does not know of or that Rubicon currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements, many of which are beyond Rubicon’s control. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Rubicon does not undertake, and expressly disclaims, any duty to update these forward-looking statements, except as otherwise required by applicable law.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Service	$160,641	$140,268	$327,006	$274,966
Recyclable commodity	13,923	24,338	28,656	49,446
Total revenue	174,564	164,606	355,662	324,412
Costs and Expenses:
Cost of revenue exclusive of amortization and depreciation:
Service	150,194	136,185	308,195	265,878
Recyclable commodity	11,968	22,386	25,155	45,622
Total cost of revenue exclusive of amortization and depreciation	162,162	158,571	333,350	311,500
Sales and marketing	2,747	4,546	6,021	8,496
Product development	7,224	9,315	15,316	18,533
General and administrative	13,932	13,253	32,079	25,880
Gain on settlement of incentive compensation	-	-	(18,622)	-
Amortization and depreciation	1,344	1,402	2,705	2,892
Total Costs and Expenses	187,409	187,087	370,849	367,301
Loss from Operations	(12,845)	(22,481)	(15,187)	(42,889)

Other Income Expense:
Interest earned	5	-	6	-
Loss on change in fair value of warrant liabilities	(414)	(232)	(469)	(510)
Gain on change in fair value of earnout liabilities	470	-	5,290	-
Loss on change in fair value of derivatives	(335)	-	(2,533)	-

Excess fair value over the consideration received for SAFE	-	(800)	-	(800)
Gain on service fee settlements in connection with the Mergers	6,364	-	6,996	-
Loss on extinguishment of debt obligations	(6,783)	-	(8,886)	-
Interest expense	(8,119)	(3,911)	(15,295)	(7,686)
Related party interest expense	(661)	-	(1,254)	-
Other expense	(482)	(357)	(903)	(687)
Total Other Income Expense	(9,955)	(5,300)	(17,048)	(9,683)
Loss Before Income Taxes	(22,800)	(27,781)	(32,235)	(52,572)

Income tax expense benefit	17	13	33	41
Net Loss	$(22,817)	$(27,794)	$(32,268)	$(52,613)

Net loss attributable to Holdings LLC unitholders prior to the Mergers	-	(27,794)	-	(52,613)
Net loss attributable to noncontrolling interests	(9,615)	-	(15,937)	-
Net Loss Attributable to Class A Common Stockholders	$(13,202)	-	$(16,331)	-

Loss per share - for the three months ended June 30, 2023:
Net loss per Class A Common share – basic and diluted				(0.12)
Weighted average shares outstanding, basic and diluted				106,211,259

Loss per share - for the six months ended June 30, 2023:
Net loss per Class A Common share – basic and diluted				(0.20)
Weighted average shares outstanding, basic and diluted				82,943,357

As a result of the Mergers with Founder SPAC consummated on August 15, 2022 (the “Closing Date”), the capital structure has changed and loss per share information is only presented for the period after the Closing Date of the Mergers.

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$23,516	$10,079
Accounts receivable, net	66,323	65,923
Contract assets	51,321	55,184
Prepaid expenses	15,624	10,466
Other current assets	1,970	2,109
Related-party notes receivable	-	7,020
Total Current Assets	158,754	150,781

Property and equipment, net	2,569	2,644
Operating right-of-use assets	2,205	2,827
Other noncurrent assets	2,505	4,764
Goodwill	32,132	32,132
Intangible assets, net	9,270	10,881
Total Assets	$207,435	$204,029

LIABILITIES AND MEMBERS’ (DEFICIT) EQUITY
Current Liabilities:
Accounts payable	$72,032	$75,113
Line of credit	46,198	51,823
Accrued expenses	66,047	108,002
Deferred compensation	-	-
Contract liabilities	7,397	5,888
Operating lease liabilities, current	1,871	1,880
Warrant liabilities	29,795	20,890
Derivative liabilities, current	7,915	-
Debt obligations, net of debt issuance costs	9,456	3,771
Total Current Liabilities	240,711	267,367

Long-Term Liabilities:
Deferred income taxes	235	217
Operating lease liabilities, noncurrent	903	1,826
Debt obligations, net of debt issuance costs	70,820	69,458
Related-party debt obligations, net of debt issuance costs	16,161	10,597
Derivative liabilities, noncurrent	7,133	826
Earn-out liabilities	310	5,600
Other long-term liabilities	-	2,590
Total Long-Term Liabilities	95,562	91,114
Total Liabilities	336,273	358,481

Commitments and Contingencies

Stockholders’ (Deficit) Equity:
Common stock – Class A, par value of $0.0001 per share, 690,000,000 shares authorized, 229,818,370 and 55,886,692 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	23	6
Common stock – Class V, par value of $0.0001 per share, 275,000,000 shares authorized, 35,402,821 and 115,463,646 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	4	12
Preferred stock – par value of $0.0001 per share, 10,000,000 shares authorized, 0 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	92,532	34,658
Accumulated deficit	(354,207)	(337,875)
Total stockholders’ deficit attributable to Rubicon Technologies, Inc.	(261,648)	(303,199)
Noncontrolling interests	132,810	148,747
Total Stockholders’ Deficit	(128,838)	(154,452)
Total Liabilities and Stockholders’ (Deficit) Equity	$207,435	$204,029

RUBICON TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(32,268)	$(52,613)
Adjustments to reconcile net loss to net cash flows from operating activities:
Loss on disposal of property and equipment	13	21
Amortization and depreciation	2,705	2,899
Amortization of debt issuance costs	3,338	1,663
Amortization of related party debt issuance costs	504	-
Paid-in-kind interest capitalized to principal of debt obligations	3,473	-
Paid-in-kind interest capitalized to principal of related party debt obligations	641	-
Bad debt reserve	1,398	(2,467)
Loss on change in fair value of warrants	469	510
Loss on change in fair value of derivatives	2,533	-
Gain on change in fair value of earn-out liabilities	(5,290)	-
Loss on extinguishment of debt obligations	8,886	-
Excess fair value over the consideration received for SAFE	-	800
Equity-based compensation	11,106	184
Phantom unit expense	-	4,570
Settlement of accrued incentive compensation	(26,826)	-
Service fees settled in common stock	3,808	-
Gain on service fee settlement in connection with the Mergers	(6,996)	-
Deferred income taxes	18	40
Change in operating assets and liabilities:
Accounts receivable	(1,798)	(2,471)
Contract assets	3,863	(5,159)
Prepaid expenses	(2,668)	225
Other current assets	95	(204)
Operating right-of-use assets	622	522
Other noncurrent assets	(163)	46
Accounts payable	(3,081)	21,476
Accrued expenses	(588)	14,510
Contract liabilities	1,509	87
Operating lease liabilities	(932)	(1,011)
Other liabilities	(1,680)	100
Net cash flows from operating activities	(37,309)	(16,272)

Cash flows from investing activities:
Property and equipment purchases	(628)	(685)
Net cash flows from investing activities	(628)	(685)

Cash flows from financing activities:
Net (payments) borrowings on line of credit	(5,625)	11,510
Proceeds from debt obligations	86,226	-
Repayments of debt obligations	(53,500)	(3,000)
Proceeds from related party debt obligations	14,520	-
Financing costs paid	(13,916)	(2,000)
Proceeds from issuance of common stock	24,767	-
Proceeds from SAFE	-	8,000
Payments of deferred offering costs	-	(1,288)
Equity issuance costs	(31)	-
RSUs withheld to pay taxes	(1,067)	-
Net cash flows from financing activities	51,374	13,222

Net change in cash and cash equivalents	13,437	(3,735)
Cash, beginning of period	10,079	10,617
Cash, end of period	$23,516	$6,882

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,010	$5,940
Deferred offering costs recognized in accounts payable	$-	$1,837

Supplemental disclosures of non-cash investing and financing activities:
Exchange of warrant liabilities for common stock	$1,050	$-
Fair value of derivatives issued as debt discount	$475	$-
Fair value of derivatives issued as debt issuance cost	$12,264	$-
Conversions of debt obligations to common stock	$5,500	$-
Conversions of related-party debt obligations to common stock	3,080	-
Equity issuance costs waived	$6,364	$-
Equity issuance costs settled with common stock	$7,069	$-
Loan commitment asset reclassed to debt discount	$2,062	$-

Use of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

Adjusted Gross Profit and Adjusted Gross Profit Margin are considered non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission (the “SEC”) because they exclude, respectively, certain amounts included in Gross Profit and Gross Profit Margin calculated in accordance with GAAP. Specifically, the Company calculates Adjusted Gross Profit by adding back amortization and depreciation for revenue generating activities and platform support costs to GAAP Gross Profit, the most comparable GAAP measure. Adjusted Gross Profit Margin is calculated as Adjusted Gross Profit divided by total GAAP revenue. The Company believes presenting Adjusted Gross Profit and Adjusted Gross Profit Margin is useful to investors because they show the progress in scaling Rubicon’s digital platform by quantifying the markup and margin the Company charges its customers that are incremental to its marketplace vendor costs. These measures demonstrate this progress because changes in these measures are driven primarily by the Company’s ability to optimize services for its customers, improve its hauling and recycling partners’ efficiency and achieve economies of scale on both sides of the marketplace. Rubicon’s management team uses these non-GAAP measures as one of the means to evaluate the profitability of the Company’s customer accounts, exclusive of certain costs that are generally fixed in nature, and to assess how successful the Company is in achieving its pricing strategies. However, it is important to note that other companies, including companies in our industry, may calculate and use these measures differently or not at all, which may reduce their usefulness as a comparative measure. Further, these measures should not be read in isolation from or without reference to our results prepared in accordance with GAAP.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the rules of the SEC because it excludes certain amounts included in net loss calculated in accordance with GAAP. Specifically, the Company calculates Adjusted EBITDA by GAAP net loss adjusted to exclude interest expense and income, income tax expense and benefit, amortization and depreciation, gain or loss on extinguishment of debt obligations, equity-based compensation, phantom unit expense, gain or loss on change in fair value of warrant liabilities, gain or loss on change in fair value of earn-out liabilities, gain or loss on change in fair value of derivatives, executive severance charges, gain or loss on settlement of the Management Rollover Bonuses, gain or loss on service fee settlements in connection with the Mergers, other non-operating income and expenses, and unique non-recurring income and expenses.

The Company has included Adjusted EBITDA because it is a key measure used by Rubicon’s management team to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Further, the Company believes Adjusted EBITDA is helpful in highlighting trends in Rubicon’s operating results because it allows for more consistent comparisons of financial performance between periods by excluding gains and losses that are non-operational in nature or outside the control of management, as well as items that may differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which Rubicon operates and capital investments. Adjusted EBITDA is also often used by analysts, investors and other interested parties in evaluating and comparing Rubicon’s results to other companies within the industry. Accordingly, the Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating its operating results in the same manner as Rubicon’s management team and board of directors.

Adjusted EBITDA has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of net loss or other results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures, future requirements for capital expenditures, or contractual commitments;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA does not reflect the Company’s tax expense or the cash requirements to pay taxes;

●	although amortization and depreciation are non-cash charges, the assets being amortized and depreciated will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements;

●	Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items for which the Company may make adjustments in historical periods; and

●	other companies in the industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure.

Reconciliations of Non-GAAP Financial Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin

The following table presents reconciliations of Adjusted Gross Profit and Adjusted Gross Margin to the most directly comparable GAAP financial measures for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2022	2021
	(in thousands, except percentages)
Total revenue	$174,564	$164,606	$355,662	$324,412
Less: total cost of revenue (exclusive of amortization and depreciation)	162,162	158,571	333,350	311,500
Less: amortization and depreciation for revenue generating activities	614	579	1,188	1,229
Gross profit	$11,788	$5,456	$21,124	$11,683
Gross profit margin	6.8%	3.3%	5.9%	3.6%

Gross profit	$11,788	$5,456	$21,124	$11,683
Add: amortization and depreciation for revenue generating activities	614	579	1,188	1,229
Add: platform support costs	5,541	6,657	11,777	12,877
Adjusted gross profit	$17,943	$12,692	$34,089	$25,789
Adjusted gross profit margin	10.3%	7.7%	9.6%	7.9%

Amortization and depreciation for revenue generating activities	$614	$579	$1,188	$1,229
Amortization and depreciation for sales, marketing, general and administrative activities	730	823	1,517	1,663
Total amortization and depreciation	$1,344	$1,402	$2,705	$2,892

Platform support costs(1)	$5,541	$6,657	$11,777	$12,877
Marketplace vendor costs(2)	156,621	151,914	321,573	298,623
Total cost of revenue (exclusive of amortization and depreciation)	$162,162	$158,571	$333,350	$311,500

(1)	Platform support costs are defined as costs to operate the Company’s revenue generating platforms that do not directly correlate with volume of sales transactions procured through Rubicon’s digital marketplace. Such costs include employee costs, data costs, platform hosting costs and other overhead costs.
(2)	Marketplace vendor costs are defined as direct costs charged by the Company’s hauling and recycling partners for services procured through Rubicon’s digital marketplace.

Adjusted EBITDA

The following table presents reconciliations of Adjusted EBITDA to the most directly comparable GAAP financial measure for each of the periods indicated.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(in thousands)
Net loss	$(22,817)	$(27,794)	$(32,268)	$(52,613)
Adjustments:
Interest expense	8,119	3,911	15,295	7,686
Related party interest expense	661	-	1,254	-
Interest earned	(5)	-	(6)	-
Income tax expense	17	13	33	41
Amortization and depreciation	1,344	1,402	2,705	2,892
Loss on extinguishment of debt obligations	6,783	-	8,886	-
Equity-based compensation	1,804	126	11,106	184
Phantom unit expense	-	2,021	-	4,570
Loss on change in fair value of warrant liabilities	414	232	469	510
Gain on change in fair value of earn-out liabilities	(470)	-	(5,290)	-
Loss on change in fair value of derivatives	335	-	2,533	-
Executive severance charges	-	-	4,553	-
Gain on settlement of Management Rollover Bonuses	-	-	(26,826)	-
Excess fair value over the consideration received for SAFE	-	800	-	800
Gain on service fee settlements in connection with the Mergers	(6,364)	-	(6,996)	-
Other expenses(3)	482	357	903	687
Adjusted EBITDA	$(9,697)	$(18,932)	$(23,649)	$(35,243)

(3)	Other expenses primarily consist of foreign currency exchange gains and losses, taxes, penalties, fees for certain financing arrangements, and gains and losses on sale of property and equipment.

Investor Contact:
Alexandra Clark
Director of Finance & Investor Relations
alexandra.clark@rubicon.com

Media Contact:
Dan Sampson
Chief Marketing & Corporate Communications Officer
dan.sampson@rubicon.com